UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreement.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed, on December 23, 2025, Sabre GLBL Inc. (“Sabre GLBL”), a Delaware corporation and a wholly owned subsidiary of Sabre Corporation, a Delaware corporation, provided notice to Computershare Trust Company, N.A. (“Computershare”) as trustee and collateral agent under the Indenture, dated as of September 7, 2023 (the “Indenture”) by and among Sabre GLBL, each of the guarantors party thereto and Computershare, that on March 1, 2026 (the “Redemption Date”), Sabre GLBL intended to redeem all $91,607,000 aggregate principal amount of Sabre GLBL’s outstanding 8.625% Senior Secured Notes due 2027 (the “Notes”) at a redemption price equal to 102.156% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the Redemption Date. On March 1, 2026, Sabre GLBL completed the redemption of the Notes in accordance with the terms of the Indenture at the redemption price described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2026

Sabre Corporation

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Executive Vice President and Chief Legal Officer